UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 25, 2024

Catheter Precision, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38677	38-3661826
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1670 Highway 160 West

Suite 205

Fort Mill, SC 29708

(Address of principal executive offices, including zip code)

(973) 691-2000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	VTAK	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

8% Short Term Promissory Note due August 30, 2024 (the “Note”)

On July 25, 2024, the Jenkins Family Charitable Institute, a Louisiana charitable trust (the “Trust”), loaned $500,000 to Catheter Precision, Inc. (the “Company”) in exchange for the Note. The Note has a maturity date of August 30, 2024, and bears interest at the rate of 8% per annum.  David A. Jenkins, Executive Chair and Chief Executive Officer of the Company, was the Settlor and Initial Trustee of the Trust, and the current Trustee of the Trust is Mr. Jenkins’ adult daughter.

This Note is in addition to the following 8% Short Term Promissory Notes due August 30, 2024, issued in connection with prior loans extended to the Company by Mr. Jenkins and FatBoy Capital, L.P., an entity controlled by Mr. Jenkins, as previously reported:

Date of Note	Holder	Principal Amount
May 30, 2024	David A. Jenkins	$500,000
June 25, 2024	FatBoy Capital, L.P.	$150,000
July 1, 2024	FatBoy Capital, L.P.	$250,000
July 18, 2024	FatBoy Capital, L.P.	$100,000

The Note and the debt evidenced thereby, including all principal and interest, accelerate and become immediately due and payable upon the occurrence of certain customary events of default, including failure to pay amounts owing when due, material breach of representations or warranties by us (unless waived by the holder of the Note or cured within 10 days following notice) and/or certain events involving a discontinuation of our business or certain types of proceedings involving insolvency, bankruptcy, receivership and the like.

In addition to his roles as a director and officer of the Company, Mr. Jenkins and his affiliates beneficially own over 10% of the common stock of the Company, Series X Preferred convertible into over 800,000 shares of Company common stock (subject to certain conditions), stock options issued by the Company, and the rights to receive royalties on sales of our LockeT device equal to an aggregate 11.77% of net sales, as defined in the relevant agreements. Mr. Jenkins is a co-inventor of certain of our products and has previously assigned his rights in relation to those inventions to us. In addition, Missiaen Huck, Mr. Jenkins’ adult daughter, serves as our non-executive chief operating officer. For additional information see also Certain Relationships and Related Party Transactions in our proxy statement filed May 16, 2024.

A copy of the Note is filed as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure in Item 1.01 above regarding the Note is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	8% Short Term Promissory Note Due August 30, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CATHETER PRECISION, INC.

Date: July 30, 2024	By:	/s/ Margrit Thomassen
Margrit Thomassen
Interim Chief Financial Officer

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